Exhibit 99.1

NEWS RELEASE

MEDIA CONTACT:	INVESTOR CONTACT
Sophia Hong	Rick Muscha
Lattice Semiconductor	Lattice Semiconductor
503-268-8786	408-826-6000
Sophia.Hong@latticesemi.com	Rick.Muscha@latticesemi.com

LATTICE DETAILS NEXT GROWTH PHASE AND

LONG-TERM FINANCIAL MODEL AT 2023 ANALYST AND INVESTOR DAY

NEW YORK – May 15, 2023 – Lattice Semiconductor Corporation (NASDAQ: LSCC), the low power programmable leader, today at its 2023 Analyst and Investor Day outlined its strategy to drive its next growth phase. The Company provided a strategic overview of how it is well positioned in a growing addressable market with a rapidly expanding product portfolio, delivering market-leading innovation, and driving strong customer momentum. The Company also raised its long-term financial model targets.

Jim Anderson, President and CEO, said, “We are pleased with the progress to date but are even more excited about where we are heading with Lattice’s next growth phase. Given our combination of market position, expanding product portfolio and customer momentum, we are well positioned to drive continued long-term growth.”

Esam Elashmawi, Chief Strategy and Marketing Officer, detailed Lattice’s large and growing market opportunity, with a $10 billion addressable market. He also provided details on Lattice’s rapid product portfolio expansion, including the strategic applications that are driving growth, the addition of new products to the long-term roadmap, and the unveiling of multiple new products today: Avant-G, Avant-X in mid-range, CrossLinkU-NX in small FPGA, and the Lattice Drive software solution.

Sherri Luther, CFO, summarized Lattice’s strong financial results to date and the new, higher financial model targets.

The presentation and a webcast replay of the event are available on the Investor Relations section of www.LatticeSemi.com.

Forward-Looking Statements Notice:

The foregoing paragraphs contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include, but are not limited to, statements relating to our market position in secular growth markets; market-leading innovation; product and customer momentum; product portfolio expansion and strategic applications; the size of our addressable market and growing market opportunities; financial model targets; and positioning for long-term growth. Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

These statements are inherently uncertain due to such factors such as global economic conditions which may affect customer demand, our ability to meet increases in customer demand, market acceptance of our products, pricing and inflationary pressures, competitive actions, and international trade disputes and sanctions. In addition, the ongoing COVID-19 pandemic continues to impact the overall economy and, as a result of the foregoing, may negatively impact our operating results for future periods. With respect to long-term financial model targets, actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, variations in manufacturing yields, the failure to sustain operational improvements, and the actual amount of compensation charges due to stock price changes. Actual results may differ materially from our expectations and are subject to risks and uncertainties that relate more broadly to our overall business, including those described in Item 1A in Lattice’s most recent Annual Report on Form 10-K and as may be supplemented from time-to-time in Lattice’s other filings with the Securities and Exchange Commission, all of which are expressly incorporated herein by reference.

Lattice believes these and other risks and uncertainties could cause actual results to differ materially from the forward-looking statements. New risk factors emerge from time to time and it is not possible for Lattice’s management to predict all risk factors. You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Lattice Semiconductor:

Lattice Semiconductor (NASDAQ: LSCC) is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in the growing communications, computing, industrial, automotive, and consumer markets. Our technology, long-standing relationships, and commitment to world-class support let our customers quickly and easily unleash their innovation to create a smart, secure, and connected world.

For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, Weibo or Youku.

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